EXHIBIT 8

                            INDEMNIFICATION AGREEMENT

               THIS INDEMNIFICATION AGREEMENT ("Agreement") is made and entered into as of the 14th day of November, 2003, between Amazing Savings Holding LLC ("Amazing Savings") and Odd Job Stores, Inc. (the "Company").

                                    RECITALS:

               A. On the date hereof, Amazing Savings, OJSAC, Inc. ("OJSAC") and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which OJSAC will be merged with and into the Company;

               B. On the date hereof, Amazing Savings is entering into an asset purchase agreement with the Company in which Amazing Savings is selling substantially all of its assets to the Company (the "Asset Purchase Agreement" and, together with the Merger Agreement, the "Transaction Agreements");

               C. On the date hereof, Amazing Savings is entering into a registration rights agreement with the Company (the "Registration Rights Agreement"); and

               D. The execution and delivery of this Agreement by Amazing Savings and the Company constitute a condition precedent to the parties' obligations under the Transaction Agreements.

               In consideration of the foregoing and of the representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

               1. Definitions. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Merger Agreement.

               2. Indemnification.

               (a) Subject to the other provisions of this Agreement, from and after the Closing, Amazing Savings shall indemnify and hold harmless, the Company and its Affiliates, each of their respective officers, directors, employees, agents and representatives, and each of the heirs, executors, successors and assigns of any of the foregoing (individually, a "Company Indemnified Party" and, collectively, the "Company Indemnified Parties"), against any losses, claims, damages, liabilities or expenses whenever arising or incurred (including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable attorneys' fees and expenses) (hereinafter "Losses") arising out of or relating to any breach of any representation or warranty (in each case, without regard to any materiality or similar qualification) made by Amazing Savings in this Agreement or the Transaction Agreements.

               (b) Subject to the other provisions of this Agreement, from and after the Closing, the Company shall indemnify and hold harmless, Amazing Savings and its Affiliates, each of their respective officers, employees, agents and representatives, and each of the heirs, executors, successors and assigns of


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any of the foregoing (individually, an "Amazing Indemnified Party" and, collectively, the "Amazing Indemnified Parties"), against any Losses arising out of or relating to any breach of any representation or warranty (in each case, without regard to any materiality or similar qualification) made by the Company in this Agreement or the Transaction Agreements.

               (c) For the purposes hereof, a Company Indemnified Party or an Amazing Indemnified Party seeking indemnification pursuant to this Agreement is referred to as an "Indemnified Party", and the party from whom such indemnification is sought is referred to as the "Indemnifying Party."

               (d) No Indemnified Party shall be entitled to make any claim for indemnification pursuant to this Agreement after the applicable Claims Period (as defined in Section 4 hereof).

               (e) The following provisions shall apply:

                    (i) Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim in respect of which indemnification is being sought, such Indemnified Party will, if a claim for indemnification hereunder is to be made against the Indemnifying Party, give written notice to the Indemnifying Party of the commencement of such action or proceeding, the basis for such claim for indemnification and such other information relating thereto as the Indemnifying Party may reasonably request; provided, however, that failure to so notify the Indemnifying Party or to provide such information shall not relieve such Indemnifying Party from any liability which it may have with respect to such claim, except to the extent that it is actually materially prejudiced by such failure to give notice.

                    (ii) In case any such action is brought against an
               Indemnified Party, unless in the reasonable opinion of counsel of such Indemnified Party (A) a conflict of interest between the Indemnified Party and the Indemnifying Party may exist in respect of such claim, or (B) the Indemnified Party has available to it reasonable defenses which are different from or additional to those available to the Indemnifying Party, the Indemnifying Party shall be entitled to assume and control the defense of such action to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume and control the defense of such action, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense of such action other than reasonable costs of investigation. If in such case the Indemnifying Party elects not to do so, or if the circumstances described in clause (A) or (B) above shall apply, the Indemnified Party shall retain its own counsel, shall inform the Indemnifying



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               Party of the progress of the defense upon request and shall respond to the reasonable requests of the Indemnifying Party for information with respect thereto. In any case in which the circumstances described in clauses (A) or (B) above do not apply and the Indemnifying Party elects to assume and control the defense, any Indemnified Party shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such Indemnified Party unless the Indemnifying Party and such Indemnified Party shall have mutually agreed to the retention of such counsel. The Indemnifying Party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm to act as counsel for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there shall be a final, non-appealable, judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any Losses by reason of such settlement or judgment. The Indemnifying Party shall not, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Any dispute as to whether any Indemnified Party is entitled to indemnification in connection with any action or proceeding under Section 2(e)(i) or this Section 2(e)(ii), the defense or settlement of such action or proceeding, or any other rights or obligations of the parties hereto in connection with such action or proceeding shall be submitted to arbitration in accordance with Section 5 of this Agreement.

                    (iii) In the event that an Indemnified Party shall claim a right to payment pursuant to this Agreement with respect to which there has been no action or proceeding involving such claim pursuant to Section 2(e)(i) hereof, such Indemnified Party shall send written notice of such claim to the Indemnifying Party. Such notice shall specify the basis for such claim in reasonable detail. As promptly as possible after the Indemnified Party has given such notice, such Indemnified Party and the Indemnifying Party shall establish the merits and amount of Losses, if any, to which the Indemnified Party is entitled. If the parties do not agree with respect to these matters within 30 days after the giving of such notice, either party may submit the matter to arbitration in accordance with Section 5 of this Agreement. In such arbitration, if the arbitrator determines that a breach of a representation, warranty, covenant or agreement in the Merger Agreement, the Asset Purchase Agreement or this Agreement by the Indemnifying Party occurred and that such breach caused Losses to an Indemnified Party, the arbitrator will determine the amount of any such Losses. Within ten business days after the final determination of the merits of such claim and amount of such Losses, the Indemnifying Party shall, subject to the limitations set forth herein, deliver to the Indemnified Party an amount of cash in immediately available funds sufficient to satisfy such Losses or the portion of such Losses for which such Indemnifying Party is obligated to provide indemnity hereunder.


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               3. Liability Limits.

               (a) Neither Amazing Savings, on the one hand, nor the Company on the other, shall have any liability for Losses in respect of claims for indemnification under Section 2 hereof until the aggregate amount of such Losses exceeds $375,000 (the "Threshold"), in which event the applicable Indemnifying Party or Parties shall, subject to the other provisions of this Section 4, be liable for the total amount of such Losses (including Losses below the Threshold).

               (b) The aggregate liability of either Amazing Savings or the Company, as the case may be, for Losses pursuant to this Agreement shall not exceed $2.0 million.

               4. Claim Periods. The term "Claims Period" shall mean the following:

               (a) With respect to any claim for indemnity against Amazing Savings hereunder, the period of time commencing on the date hereof and expiring on the first anniversary of the Closing Date; and

               (b) With respect to any claim for indemnity against the Company hereunder, the period of time commencing as of the date hereof and expiring on the first anniversary of the Closing Date.

               5. Jurisdiction and Forum; Arbitration. Any controversy arising under, out of, in connection with, or relating to, this Agreement, and any amendment hereof, or the breach hereof or thereof, shall be determined and settled by arbitration in New York, New York, by an arbitrator or arbitrators mutually agreed upon by Amazing Savings and the Company or, if Amazing Savings and the Company shall fail or be unable to so agree within ten Business Days after the written request therefor by Amazing Savings or the Company to the other, such arbitrator or arbitrators as may be selected in accordance with the rules of the American Arbitration Association. Any award rendered therein shall specify the findings of fact of the arbitrator or arbitrators and the reasons for such award, with reference to and reliance on relevant law. Any such award shall be final and binding on each and all of the parties thereto and their personal representatives, and judgment may be entered thereon in any court having jurisdiction thereof.

               6. Representations and Warranties of Amazing Savings and the Company.

               (a) Amazing Savings hereby represents and warrants to the Company that:

                    (i) this Agreement has been duly authorized, executed and
               delivered by it and constitutes the legal, valid and binding agreement of it, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors' rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and


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                    (ii) the execution, delivery and performance of this
               Agreement and the consummation of the transactions contemplated by this Agreement will not violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to, any material mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which it is a party or by which it or any of its assets are bound.

               (b) The Company hereby represents and warrants to Amazing Savings that:

                    (i) this Agreement has been duly authorized, executed and
               delivered by it and constitutes the legal, valid and binding agreement of it, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors' rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

                    (ii) the execution, delivery and performance of this
               Agreement and the consummation of the transactions contemplated by this Agreement will not violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to, any material mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which it is a party or by which it or any of its assets are bound.

               7. Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made, and shall be deemed given or made (i) on the date delivered if delivered by telecopy or in person, (ii) on the third business day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid), or (iii) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

           To Amazing Savings:

                               Amazing Savings Holding LLC
                               20 Industry Dr.
                               P.O. Box 25
                               Mountainville, NY 10953
                               Attention:  Sam Friedland
                               Facsimile:  (845) 534-4264


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                     with a copy (which shall not constitute notice) to:

                               Weil, Gotshal & Manges LLP
                               767 Fifth Avenue
                               New York, NY 10153
                               Attention:  David E. Zeltner
                               Facsimile:  (212) 310-8007

           To the Company:

                               Odd Job Stores, Inc.
                               200 Helen Street
                               Facsimile No.:  908-222-9783
                               Attention:  Keith Favreau


                     with a copy (which shall not constitute notice) to:

                               Morrison Cohen Singer & Weinstein, LLP
                               750 Lexington Avenue
                               New York, NY 10022
                               Attention:  Salomon R. Sassoon
                               Facsimile:  (212) 735-8708

or to such other representative or at such other address of a party as such party hereto may furnish to the other Parties in writing. If notice is given pursuant to this Section 7 of any assignment to a successor or assign of a party hereto, the notice shall be given as set forth above to such successor or assign of such party.

               8. Computation of Time. Whenever the last day for the exercise of any privilege or the discharge of any duty under this Agreement shall fall upon a Saturday, Sunday or any date on which banks in New York, New York are closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

               9. Successors in Interest. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their successors and assigns, and any reference to a party shall also be a reference to a permitted successor or assign.

               10. Number; Gender. Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.


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               11. Captions. The titles and captions contained in this Agreement are inserted in this Agreement only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement. Unless otherwise specified to the contrary, all references to Sections are references to Sections of this Agreement.

               12. Amendments. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by each of the Parties.

               13. Controlling Law; Integration; Waiver. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. This Agreement supersedes all negotiations, agreements and understandings among the parties with respect to the subject matter of this Agreement and constitutes the entire agreement among the parties to this Agreement with respect to such subject matter. The failure of any party at any time or times to require performance of any provisions of this Agreement shall in no manner affect the right to enforce the same. No waiver by any party of any conditions, or of the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach of any other term, provision, warranty, representation, agreement or covenant contained in this Agreement.

               14. Exclusive Remedy. The Parties agree that, from and after the Closing (as defined in the Asset Purchase Agreement), the rights and remedies of any party under this Agreement shall be the sole and exclusive remedy of the parties for Losses arising out of any breach of the representations or warranties under this Agreement, the Merger Agreement or the Asset Purchase Agreement.

               15. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the Parties waive any provision of law which renders any such provision prohibited or unenforceable in any respect.



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               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.






                           AMAZING SAVINGS HOLDING LLC

                           By: Ascend Retail Investment LLC, Managing Member of
                               Amazing Savings Holding LLC

                                     By: /s/ Moshael Straus
                                        ----------------------------------------
                                        Name:  Moshael Straus
                                        Title: Managing Member



                           ODD JOB STORES, INC.


                           By:   /s/ Keith Favreau
                               -------------------------------------------------
                                Name: Keith Favreau
                                Title Chief Financial Officer






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